                     AMERICAN HONDA FINANCE CORPORATION

           QUARTERLY SERVICER REPORT -- Honda Auto Receivables 1995-A Grantor Trust

                     April 1,  through June 30, 1996

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                            $540,283,379.66
(B) Class A Certificate Ownership Interest of the Trust                           93.75%
(C) Original Class A Certificate Balance                                $506,515,668.43
(D) Class A Certificate Rate                                                       6.20%
(E) Original Class B Certificate Balance                                 $33,767,711.23
(F) Class B Certificate Rate                                                       6.20%
(G) Servicing Fee Rate                                                             1.00%
(H) Original Weighted Average Coupon (WAC)                                         9.60%
(I) Original Weighted Average Remaining Term (WAM)                                45.41 months
(J) Number of Contracts                                                          46,622
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                 0.15%
    (ii)   Reserve Fund Initial Deposit                                     $810,425.07
    (iii)  Specified Reserve Fund Balance Percent                                  0.75%
    (iv)   Specified Reserve Fund Balance                                 $4,052,125.35
    (v)    Reserve Fund Floor Percent                                              1.50%
    (vi)   Reserve Fund Floor Amount                                      $8,104,250.69
    (vii)  Reserve Fund Floor Trigger Amount                            $162,085,013.90
(L)  Original Letter of Credit Amount                                    $36,000,000.00


B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                         $395,834,392.47
(B) Total Portfolio Pool Factor
(C) Class A Certificate Balance                                         $371,094,742.94
(D) Class A Principal Factor
(E) Class B Certificate Balance                                          $24,739,649.53
(F) Reserve Fund Balance                                                  $4,052,125.35
(G) Outstanding Interest Advance
(H) Payahead Account Balance
(I) Cumulative Net Losses for All Prior Periods                             2,179,682.44
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                           9.57%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                   38.10months
(L) Number of Contracts                                                           40,677
(M) Letter of Credit Amount                                              $31,409,463.34

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                $16,193,754.89
    (ii)  Prepayments in Full                                             $9,543,046.44
    (iii) Prepayments in Full Due to Repurchases                                  $0.00
(B) Precomputed Contracts Total Collections                              $29,170,098.60
(C) Simple Interest Contracts
    (i)   Collected Principal                                            $24,151,466.39
    (ii)  Collected Interest                                              $4,581,185.16
    (iii) Repurchased Receivables Principal                                       $0.00
    (iv)  Repurchased Receivables Interest                                        $0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                               $1,564,386.40
    (ii) Current Advance Amount                                           $1,902,652.01

(E) Interest Advance for Simple Interest - Net (If positive, Addi           $113,048.39

(F) Payahead Account
    (i)  Payments Applied                                                 $1,076,579.24
    (ii) Additional Payaheads                                             $1,012,824.21
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                           9.56%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (W                  35.39months
(I) Remaining Number of Contracts                                                 38,037

(J) Delinquent Contracts                 Contracts                                Amount

    (i)   31-60 Days Delinquent                      817    2.15%         $9,028,168.00   2.63%
    (ii)  61-90 Days Delinquent                      107    0.28%           1,268,548.00  0.37%
    (iii) Over 90 Days Delinquent                     39    0.10%             446,906.00  0.13%


D. INPUTS DERIVED FROM OTHER SOURCES
                                                                                      0
(A) Collection Account Investment Income -- Paid to Servicer                       0.00
(B) Reserve Fund Investment Income -- Paid to Seller                         $82,624.93
(C) Aggregate Net Losses for Collection Period                             1,049,563.30
(D) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables
    (ii)  Net Liquidation Proceeds Received During the Collection         $1,561,816.97
    (iii) Recoveries on Previously Liquidated Contracts                     $264,798.10
(E) Number of Vehicles Repossessed During the Collection Period

EXHIBIT 99

                     AMERICAN HONDA FINANCE CORPORATION

           QUARTERLY SERVICER REPORT -- Honda Auto Receivables 1995-A Grantor Trust

                     April 1,  through June 30, 1996
I. COLLECTIONS

(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii        $49,888,267.72
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(ii) - D(          8,352,748.04
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)               1,826,615.07
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                         0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                     0.00

(F) Total Collections (A+B+C+D+E)                                        $60,067,630.83
(G) Net Simple Interest Advance Amount  (C(E))                               113,048.39

(H) Total Available Amount (F+G)                                         $60,180,679.22


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))           $49,888,267.72
(B) Principal on Repurchased Contracts (I(D))                                      0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)              2,876,178.37


(D) Total Principal Reduction (A+B+C)                                    $52,764,446.09

(E) Class A Distributable Amount
    (i)   Class A Quarterly Interest Payment (A(D)*B(C))                  $5,486,499.95
    (ii)  Quarterly Principal to Class A (B(C)-(III(i)*A(B))              49,466,668.21

    (iii) Total Distributable Amount (i+ii)                              $54,953,168.16

(F) Class B Distributable Amount
    (i)   Class B Quarterly Interest Payment (A(F)*B(E))                    $365,766.66
    (ii)  Quarterly Principal to Class B (II(D)-(E)ii)                     3,297,777.88

    (iii) Total Distributable Amount (i+ii)                               $3,663,544.54

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                         $943,913.96
    (ii)  Class A Amount (II(E)iii)                                       54,953,168.16
    (iii)  Deposit to Reserve Fund (If Positive (IV(H)-(A)))                       0.00
    (iv) Class B Amount (II(F)iii)                                         3,663,544.54
    (v) Residual Release to Seller                                          620,052.56

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                      $60,180,679.22

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                   0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H         60,180,679.22


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                         Beginning                         End
                                         of Period                      of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance             $395,834,392.47                $343,069,946.38
    (ii)  Total Pool Factor                    0.7326422                      0.6349815
    (iii) Class A Certificate Bala       $371,094,742.94                $321,628,074.73
    (iv)  Class A Principal Factor             0.7326422                      0.6349815
    (v)   Class B Certificate Bala        $24,739,649.53                 $21,441,871.65

(B) Portfolio Information
    (i)   Weighted Average Coupon                   9.57%                          9.56%months
    (ii)  Weighted Average Remaini                 38.10 months                   35.39
    (iii) Remaining Number of Cont                40,677                         38,037


(C) Outstanding Advance Amount             $2,022,088.85                  $2,473,402.85

(D) Outstanding Payahead Balance           $1,228,096.33                  $1,164,341.30

EXHIBIT 99

                     AMERICAN HONDA FINANCE CORPORATION

           QUARTERLY SERVICER REPORT -- Honda Auto Receivables 1995-A Grantor Trust

                     April 1,  through June 30, 1996

(A) Beginning Reserve Fund Balance (B(F))                                  4,052,125.35

(B) Draw for Class A Distributable Amount and Servicing Fee                        0.00
        (If Positive ((II(E)iii+(G)i)-I(H)))
(C) Draw for Class B Distributable Amount and Servicing Fee                        0.00
        (If Positive ((II(E)iii + II(F)(iii) + (G)i) - (I(H)+IV(B)))
(D) Amount Available for Deposit to the Reserve Fund                         620,052.56
        (If Positive (I(H) - (II(E)iii + II(F)(iii) + (G)i)))
(E) Reserve Fund Balance Prior to Release (IV(A-B-C+D))                   $4,672,177.91

(F) Reserve Fund Required Amount (Was Trigger or Floor Hit?)              $4,052,125.35

(G) Reserve Fund Release to Seller                                          $620,052.56
        (If Positive (E-F))

(H) Ending Reserve Fund Balance (E-G)                                     $4,052,125.35



V. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (V(B)i-ii-iii)             $1,049,563.30
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)         $2,876,178.37
    (ii)  Net Liquidation Proceeds Received During the Collection          1,561,816.97
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)            264,798.10
(C) Cumulative Net Losses for all Periods (V(A)+B(H))                      3,229,245.74

(D) Delinquent and Repossessed Contracts
                                               Contracts                          Amount

    (i)   31-60 Days Delinquent                      817    2.15%         $9,028,168.00
    (ii)  61-90 Days Delinquent                      107    0.28%          1,268,548.00
    (iii) Over 90 Days Delinquent                     39    0.10%            446,906.00

    (iv)  Vehicles Repossessed Dur                   197    0.48%         $2,592,920.55
    (v)  Total Accumulated Reposse                   162    0.40%          2,003,721.79



VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      1.46%
    (ii)  Preceeding Collection Period                                             0.96%
    (iii) Current Collection Period                                                0.97%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      1.13%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                      0.61%
    (ii)  Preceeding Collection Period                                             0.68%
    (iii) Current Collection Period                                                0.81%
    (iv)  Three Month Average (Avg(i,ii,iii))                                      0.70%

(C) Loss and Delinquency Trigger Indicator                       Trigger Was Not Hit



VII.  LETTER OF CREDIT SUMMARY

(A) Original Letter ofCredit Amount  (A(L))                              $36,000,000.00
(B) Reset Percentage (# of contracts end of period / Original # o                 81.59%
(C)  Less Draws                                                                   $0.00
(D)  Balance End of Period  ((VIII(A) * VIII(B) - VIII(C))               $29,370,940.76


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.


By:
/s/ John Weisickle
John Weisickle, Vice President / Finance

EXHIBIT 99